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                                                                 EXHIBIT (23)(j)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us in this Post-Effective Amendment No. 24 to Registration Statement No. 33-43017 of Lord Abbett Tax-Free Income Trust on Form N-1A under the heading "Independent Auditors" in the Statement of Additional Information, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
June 26, 2003